UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 21, 2020, Nathan's Famous, Inc. (“we”, “us”, “our”, the “Company” and the “Borrower”) was granted a loan (the “PPP Loan”) from a lender (the “Lender”) in the aggregate amount of $1,224,645 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan is evidenced by a promissory note dated April 20, 2020 (the “Note”). The PPP Loan bears interest at a fixed rate of 1.0% per annum, with the first six months of interest deferred from the date of the Note, has an initial term of two years from the date of the Note, and is unsecured and guaranteed by the Small Business Administration. Up to 20% of the PPP Loan amount may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. The Borrower must pay all accrued interest if it prepays greater than 20% of the PPP Loan amount if the PPP Loan has been sold on the secondary market. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP Loan may be forgiven in accordance with the terms of the CARES Act. Principal amount of the PPP Loan not forgiven and accrued interest are to be repaid in 18 equal monthly installments beginning seven months from the date of the disbursement of the PPP Loan.

The Company applied for the PPP Loan and received the amount of the PPP Loan prior to the issuance of the recent guidance from the United States Treasury Department and U.S. Small Business Administration on April 23, 2020 (the “New Guidance”).  In light of the New Guidance, the Company has determined to repay and return the entire amount of the PPP Loan to the Lender.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated by reference into this Item 2.03.

ITEM 8.01. OTHER MATERIAL EVENTS.

We are reporting that since the implementation of “stay-at-home” and dining room closure orders in mid-March due to the rapidly evolving COVID-19 outbreak, operations at our Company-owned restaurants and our franchisees' restaurants have been disrupted. Only three of our four Company-owned restaurants are currently open, and those three Company-owned restaurants are only offering food through take-out and delivery as we are prohibited from offering dine-in seating and service at our restaurants. The majority of our franchised locations have been temporarily closed due to their locations in venues that are closed (such as shopping malls and movie theaters) or venues operating at significantly reduced traffic (such as airports and highway travel plazas). Such closures and disruptions have materially impacted revenues at our Company-owned restaurants with significant declines since the middle of March 2020, as compared to the same period last year. We expect that franchised locations and the royalty revenue we receive from our franchisees will be negatively impacted. We are principally focused on the well-being and safety of our guests, franchisees, restaurant associates and all other employees. Since the situation around the COVID-19 virus is constantly changing, we may implement additional measures to ensure the safety of our team members and guests over time.

We also expect to realize declines in sales and profits from our Branded Product Program during this period as many of our customers operate in venues that are currently closed and may be slow to reopen, such as professional sports venues, amusement parks, shopping malls and movie theaters.

During March 2020, royalties from license agreements were significantly higher than March 2019 due to significantly higher sales of consumer-packaged goods through grocery channels. During the continuation of shut-down regulations in response to COVID-19, we currently expect similar results although there can be assurance that this will continue to occur during such time.

The primary manufacturer of our hot dogs, Smithfield Foods, has recently announced the closure of four of its plants due to COVID-19. The only plant closure that has any relationship to our operations is the Sioux Falls plant which is currently scheduled to reopen during the week of April 27, 2020. In the event that the Smithfield Foods plant reopening is delayed, we do not anticipate that the rapidly evolving COVID-19 outbreak will have a material adverse effect on our supply of hot dogs over the next several months.

Also, in light of the rapidly evolving coronavirus (COVID-19) outbreak, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended March 31, 2019. Accordingly, the Company's risk factor disclosure is hereby updated to add the following:

Pandemics or disease outbreaks, such as the current novel coronavirus (COVID-19 virus) pandemic may disrupt our business, which could materially affect our operations and results of operations.

Pandemics or disease outbreaks such as the current novel coronavirus (COVID-19 virus) pandemic, have and may continue to impact customer traffic at company-owned and franchised restaurants, may make it more difficult to staff our company-owned and restaurants of our franchisees, may affect sales and profits from our Branded Product Program as many of our customers operate in venues that are currently closed and may be slow to reopen, such as professional sports venues, amusement parks, shopping malls and movie theaters, and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or continue to cause full and partial closures of our affected company-owned and franchised restaurants, sometimes for prolonged periods of time. The Company and its franchisees have implemented closures, modified hours or reductions in on-site staff, resulting in cancelled shifts for some of the restaurant employees. These changes and any additional changes may materially adversely affect our business or results of operations, and may impact our liquidity or financial condition, particularly if these changes are in place for a significant amount of time. In addition, our operations could be disrupted if any of our employees or employees of the Company's franchisees, suppliers and business partners were or are suspected of having COVID-19 or other illnesses since this could require the Company, its franchisees, its suppliers or its business partners to quarantine some or all such employees, close and disinfect restaurant and other facilities or, in the case of our suppliers, delay in delivering the Company's products. If a significant percentage of the Company's workforce or the workforce of our franchisees, our suppliers and business partners are unable to work, including because of illness or travel or government restrictions in connection with pandemics or disease outbreaks (including the current COVID-19 pandemic), the Company's operations may be negatively impacted, potentially materially adversely affecting the Company's business, liquidity, financial condition or results of operations. Furthermore, such viruses may be transmitted through human contact, and the risk of contracting viruses has caused and could continue to cause employees or guests to avoid gathering in public places, which has had, and could further have, adverse effects on restaurant and other guest traffic or the ability to adequately staff restaurants. The Company could also be adversely affected if government authorities continue to impose restrictions on public gatherings, human interactions, operations of restaurants or mandatory closures, seek voluntary closures, restrict hours of operations or impose curfews, restrict the import or export of products or if suppliers issue mass recalls of products. Currently, several states and municipalities in the U.S. and abroad have temporarily suspended the operation of dining in at restaurants and instituted restrictions on public gatherings in light of COVID-19 which has caused venues such as professional sports venues, amusement parks, shopping malls and movie theaters to close temporarily. Additional regulation or requirements with respect to the compensation of the Company's employees and the employees of our franchisees and business partners could also have an adverse effect on the Company's business. The implementation of such measures and if the virus or other disease continues to spread significantly, the perceived risk of infection or health risk may adversely affect the Company's business, liquidity, financial condition and results of operations.

Forward-Looking Statements

Except for historical information contained in this report, the matters discussed are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties.  Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management.  Among the factors that could cause actual results to differ materially include but are not limited to: the status of our licensing and supply agreements, including the impact of our supply agreement for hot dogs with John Morrell & Co.; the impact of the recent COVID-19 outbreak; the impact of our indebtedness, including the effect on our ability to fund working capital, operations and make new investments; economic; weather (including the impact on the supply of cattle and the impact on sales at our restaurants particularly during the summer months), and change in the price of beef trimmings; our ability to pass on the cost of any price increases in beef and beef trimmings; legislative and business conditions; the collectability of receivables; changes in consumer tastes; the ability to attract franchisees; the impact of the minimum wage legislation on labor costs in New York State or other changes in labor laws, including regulations which could render a franchisor as a “joint employee” or the impact of our new union contracts; our ability to attract competent restaurant and managerial personnel; the enforceability of international franchising agreements; the future effects of any food borne illness, such as bovine spongiform encephalopathy, BSE and e coli; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2020	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer